October 13, 2005

FOR IMMEDIATE RELEASE
For further information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer
515-222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND

West Des Moines, IA – On October 12, 2005, the Board of Directors of West Bancorporation, Inc., (WTBA) the parent company of West Bank and WB Capital Management Inc. (d/b/a VMF Capital), declared a regular quarterly dividend of $0.16 per common share of outstanding stock. The dividend is payable on November 14, 2005 to shareholders of record on October 24, 2005. As of October 12, 2005, there were 16,701,843 shares of common stock outstanding.

West Bancorporation, Inc. will release its financial results for the third quarter of 2005 on October 17, 2005.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans for 112 years, West Bank, a wholly owned subsidiary of West Bancorporation, is a community bank that focuses on lending, deposit services and trust services for consumers and small to medium sized businesses. The Bank has two full- service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area. VMF Capital, a wholly owned subsidiary of West Bancorporation, has offices in Cedar Rapids, and Des Moines, Iowa, providing portfolio management services to individuals, retirement plans, corporations, foundations and endowments.

Certain statements in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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